Exhibit (d)(21)

NORTHERN FUNDS

SUB-ADVISORY AGREEMENT

Multi-Manager Global Listed Infrastructure Fund

Sub-Advisory Agreement (this “Agreement”) entered into as of the 13th day of February, 2025, by and among Northern Trust Investments, Inc. (the “Adviser”), and Cohen & Steers Capital Management, Inc., a corporation organized under the laws of the State of New York (the “Sub-Adviser”).

WHEREAS, the Adviser has entered into a Management Agreement with Northern Funds (the “Trust”) dated as of June 30, 2014 (“Management Agreement”), relating to the provision of portfolio management and administration services to the Multi-Manager Global Listed Infrastructure Fund (the “Fund”), a series of the Trust;

WHEREAS, the Management Agreement provides that the Adviser may delegate any or all of its portfolio management responsibilities under the Management Agreement to one or more sub-advisers;

WHEREAS, the Adviser and the Trustees of the Trust desire to retain the Sub-Adviser to render portfolio management services to the Fund in the manner and on the terms set forth in this Agreement, and the Sub-Adviser is willing to provide such services.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.   Sub-Advisory Services.

(a)

The Adviser hereby appoints the Sub-Adviser to act as an investment adviser to the Fund for the periods and on the terms herein set forth. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided, and hereby delegates to the Sub-Adviser such portfolio management responsibilities as are set forth in this Agreement.

(b)

The Sub-Adviser shall, subject to the supervision and oversight of the Adviser, manage the investment and reinvestment of such portion of the assets of the Fund, as the Adviser may from time to time allocate to the Sub-Adviser for management (the “Sub-Advised Assets”). The Sub-Adviser shall manage the Sub-Advised Assets in conformity with (i) the investment objective, policies and restrictions of the Fund set forth in the Trust’s prospectus and statement of additional information relating to the Fund, as they may be amended from time to time, any additional policies

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or guidelines, including without limitation compliance policies and procedures, established by the Adviser, the Trust’s Chief Compliance Officer, or by the Trust’s Board of Trustees (“Board”) that have been furnished in writing to the Sub-Adviser, (ii) the asset diversification tests applicable to regulated investment companies pursuant to section 851(b)(3) of the Internal Revenue Code, (iii) the written instructions and directions received from the Adviser and the Trust as delivered; and (iv) the requirements of the Investment Company Act of 1940 (the “1940 Act”), the Investment Advisers Act of 1940 (“Advisers Act”), and all other federal and state laws applicable to registered investment companies and the Sub-Adviser’s duties under this Agreement, all as may be in effect from time to time. The foregoing are referred to below together as the “Policies.” The Adviser shall provide the Sub-Adviser reasonable notice prior to the implementation of any new or material updates to any Policies so as to allow the Sub-Adviser to review the proposed Policies and provide feedback relating to (i) the investment objective, investment guidelines, or other policies which would affect the composition of the Sub-Advised Assets, (ii) the ability of the Sub-Adviser to trade or otherwise engage with certain counterparties to carry out its obligations, (iii) any change or addition to investment reports regulatory reports, or the provision of data or information requirements.

For purposes of compliance with the Policies, the Sub-Adviser shall be entitled to treat the Sub-Advised Assets as though the Sub-Advised Assets constituted the entire Fund, and the Sub-Adviser shall not be responsible in any way for the compliance of any assets of the Fund, other than the Sub-Advised Assets, with the Policies. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Adviser, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Fund, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Sub-Advised Assets may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine. Notwithstanding the foregoing provisions of this Section 1(b), however, (i) the Sub-Adviser shall, upon and in accordance with written instructions from the Adviser, effect such portfolio transactions for the Sub-Advised Assets as the Adviser shall determine are necessary in order for the Fund to comply with the Policies, and (ii) upon reasonable notice to the Sub-Adviser, the Adviser may effect in-kind redemptions with shareholders of the Fund with securities included within the Sub-Advised Assets.

(c)

Absent instructions from the Adviser or the officers of the Trust to the contrary, the Sub-Adviser shall place orders pursuant to its determinations either directly with the issuer or with any broker and/or dealer or other person who deals in the securities in which the Fund is trading. With

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respect to common and preferred stocks, in executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser shall use its best judgment to obtain the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including, but not limited to, the liquidity of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, a financial institution’s sophistication as well as its range of services and technology, the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis, and a financial institution’s trading expertise, as more fully set forth in the Sub-Adviser’s order execution and handling policies and procedures, which are summarized in Part 2A of the Sub-Adviser’s Form ADV. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other account over which the Sub-Adviser and/or an affiliate of the Sub-Adviser exercises investment discretion. With respect to securities other than common and preferred stocks, in placing orders with brokers, dealers or other persons, the Sub-Adviser shall attempt to obtain the best net price and execution of its orders, provided that to the extent the execution and price available from more than one broker, dealer or other such person are believed to be comparable, the Sub-Adviser may, at its discretion but subject to applicable law, select the executing broker, dealer or such other person on the basis of the Sub-Adviser’s opinion of the reliability and quality of such broker, dealer or such other person; broker or dealers selected by the Sub-Adviser for the purchase and sale of securities or other investment instruments for the Sub-Advised Assets may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rules 17e-1 and 10f-3 under the 1940 Act and the Trust’s Rule 17e-1 and Rule 10f-3 Procedures, respectively, in all respects or any other applicable exemptive rules or orders applicable to the Sub-Adviser. Notwithstanding the foregoing, the Sub-Adviser will not effect any transaction with a broker or dealer that is an “affiliated person” (as defined under the 1940 Act) of the Sub-Adviser or the Adviser without the prior approval of the Adviser. The Adviser shall provide the Sub-Adviser with a list of brokers or dealers that are affiliated persons of the Adviser.

(d)

The Sub-Adviser acknowledges that the Adviser and the Trust may rely on Rules 17a-7, 17a-10, 10f-3 and 17e-1 under the 1940 Act, and the Sub-Adviser hereby agrees that it shall not consult with any other investment adviser to the Trust with respect to transactions in securities for the Sub-Advised Assets or any other transactions in the Trust’s assets, other than for the purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act. In performing sub-advisory services to the Fund, the Sub-Adviser may not engage in any cross trade in

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reliance under Rule 17a-7 of the Investment Company Act of 1940. For the avoidance of doubt, a cross trade includes the buy or sell of a security between accounts managed by the Sub-Adviser (including the Fund), whether the transaction is processed as an interfund transaction or pre-arranged via a broker-dealer or other trading venue.

(e)

The Sub-Adviser has provided the Adviser with true copies of its compliance policies and procedures for compliance with “federal securities laws” (as such term is defined under Rule 38a-1 of the 1940 Act) and Rule 206(4)-7 of the Advisers Act (the “Sub-Adviser Compliance Policies”). The Sub-Adviser’s chief compliance officer (“Sub-Adviser CCO”) or their delegate shall provide to the Trust’s Chief Compliance Officer (“Trust CCO”) or his or her delegatee promptly upon request (and in no event more than 10 business days) the following:

(i)	copies of the Sub-Adviser Compliance Policies, provided any material changes have been made to such policies;

(ii)

a report of any “material compliance matters,” as defined by Rule 38a-1 under the 1940 Act, that have occurred in connection with the Sub-Adviser Compliance Policies that may impact the Sub- Adviser’s ability to manage the Fund and provide the services in accordance with the terms hereunder;

(iii)	a summary of the Sub-Adviser CCO’s report with respect to the annual review of the Sub-Adviser Compliance Policies pursuant to Rule 206(4)-7 under the Advisers Act; and

(iv)

an annual (or more frequently as the Trust CCO may request) certification regarding the Sub-Adviser’s compliance with Rule 206(4)-7 under the Advisers Act and Section 38a-1 of the 1940 Act as well as the foregoing sub-paragraphs (i) – (iii).

(f)

The Sub-Adviser may, on occasions when it deems the purchase or sale of a security to be in the best interests of the Fund as well as other fiduciary or agency accounts managed by the Sub-Adviser, aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain the best overall terms available and execution with respect to common and preferred stocks and the best net price and execution with respect to other securities. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be most fair and equitable over time to the Fund and to its other accounts.

(g)

The Sub-Adviser, in connection with its rights and duties with respect to the Fund and the Trust shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a

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like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(h)

The services of the Sub-Adviser hereunder are not deemed exclusive and the Sub-Adviser shall be free to render similar services to others (including other investment companies) so long as its services under this Agreement are not impaired thereby.

(i)

The Sub-Adviser shall furnish the Adviser and the administrators of the Trust (together, the “Administrators”) monthly, quarterly and annual reports concerning portfolio transactions and performance of the Sub-Advised Assets as the Adviser may reasonably determine in such form as may be mutually agreed upon, and agrees to review the Sub-Advised Assets with the Adviser and discuss the management of them at such times and means as agreed upon between the parties. The Sub-Adviser shall promptly respond to requests by the Adviser, the Administrators to the Trust, and the Trust CCO or their delegates for copies of the pertinent books and records maintained by the Sub-Adviser relating directly to the Fund. The Sub-Adviser shall also provide the Adviser with such other information and reports, including information related to compliance matters that impact the Sub-Adviser’s ability to manage the Fund and provide the services hereunder, as may reasonably be requested by them from time to time, including without limitation all material requested by or required to be delivered to the Board.

(j)

Unless otherwise instructed by the Adviser, the Sub-Adviser shall not have the power, discretion or responsibility to vote any proxies in connection with securities in which the Sub-Advised Assets may be invested, and the Adviser shall retain such responsibility.

(k)

The Sub-Adviser shall cooperate promptly to all extents practicable with the Adviser and/or the Trust in responding to any regulatory or compliance examinations or inspections (including any information requests) relating to the Trust, the Fund or the Adviser brought by any governmental or regulatory authorities. To the extent not prohibited by law, rule, regulation, or government or regulatory, the Sub-Adviser shall provide to the Trust CCO or his or her delegate notice of any deficiencies that are identified by the United States Securities and Exchange Commission (“SEC”) in written correspondence that relate to the services provided by the Sub-Adviser to the Fund pursuant to this Agreement. The Sub-Adviser shall provide such notification within a reasonable period after receiving the correspondence. The Sub-Adviser shall provide additional information with respect to such deficiencies as is reasonably requested by the Trust CCO or his or her delegatee.

(l)	The Sub-Adviser shall be responsible for the preparation and filing of Schedule 13G, Form 13F, and Form SHO (Rule 13f-2) on behalf of the

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Sub-Advised Assets. The Sub-Adviser shall not be responsible for the preparation or filing of any other reports required on behalf of the Sub-Advised Assets, except as may be expressly agreed to in writing.

(m)

The Sub-Adviser shall maintain separate detailed records of all matters pertaining to the Sub-Advised Assets, including, without limitation, brokerage and other records of all securities transactions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act that are prepared or maintained by the Sub-Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust upon request, provided the Sub-Adviser may retain copies thereof so as maintain compliance with applicable rules, regulations and internal policies. The Sub-Adviser further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act.

(n)

The Sub-Adviser shall promptly, and no later than when it informs its other clients, notify the Adviser of any financial condition that is likely to impair the Sub-Adviser’s ability to fulfill its commitments under this Agreement to the extent permitted under applicable law.

(o)

The Sub-Adviser shall promptly notify the Adviser in advance of any partner, member, officer or employee of (i) the Sub-Adviser, or (ii) any person controlling, controlled by, or under common control with, the Sub-Adviser, taking any seat on the board of any issuer whose securities are held by the Fund.

(p)

The Investment Adviser agrees that the Sub-Adviser may, with no change to the investment management fee hereunder, engage its affiliated entities to assist in providing services to the Fund, but no such delegation however shall relieve the Sub-Adviser of any duty or liability to which it is subject under this Agreement. Such engagement shall not constitute an assignment for the purposes of Section 12.

2.   Representations and Warranties of the Parties

(a)	The Sub-Adviser represents and warrants to the Adviser as follows:

(i)	The Sub-Adviser is a registered investment adviser under the Advisers Act;

(ii)

The Form ADV that the Sub-Adviser has previously provided to the Adviser is a true and complete copy of the form as currently filed with the SEC, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not

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misleading. The Sub-Adviser will promptly provide the Adviser and the Trust with a complete copy of all subsequent amendments to its Form ADV;

(iii)

The Sub-Adviser will carry at all times professional errors and omissions liability insurance with carriers covering services provided hereunder by the Sub-Adviser in an appropriate amount, which insurance shall be primary to any insurance policy carried by the Adviser;

(iv)

The Sub-Adviser will furnish the Adviser with certificates of insurance in forms and substance reasonably acceptable to the Adviser evidencing the coverages specified in paragraph 2(a)(iii) hereof and will provide notice of termination of such coverages, if any, to the Adviser and the Trust, all as promptly as reasonably possible. The Sub-Adviser will notify the Adviser promptly when the Sub-Adviser receives notice of any termination of the specified coverage without a corresponding addition of coverage which is substantially similar in all material respects;

(v)	This Agreement has been duly authorized and executed by the Sub-Adviser; and

(vi)	The Sub-Adviser will promptly inform the Adviser in the event that any of these representations are no longer true.

(b)	The Adviser represents and warrants to the Sub-Adviser as follows:

(i)	The Adviser is registered under the Advisers Act;

(ii)	Each of the Adviser and the Trust has duly authorized the execution of this Agreement by the Adviser;

(iii)	The Adviser has received Part 2 of the Sub-Adviser’s Form ADV and the privacy notice prepared by the Investment Manager to comply with Regulation S-P;

(iv)

The Adviser (i) is experienced in the engagement of investment advisers, and (ii) is aware of the risks associated with such engagements, and (iii) will not object to the Sub-Adviser representing that the Fund is a “qualified institutional buyer” as defined by Rule 144A under the 1933 Act as the Fund is a registered investment company under the Investment Company Act of 1940..

(v)	The Adviser will promptly inform the Sub-Adviser in the event that any of these representations are no longer true.

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3.   Obligations of the Adviser.

(a)

The Adviser shall provide (or cause the Fund’s Custodian (as defined in Section 3 hereof) to provide) timely information to the Sub-Adviser regarding such matters as the composition of the Sub-Advised Assets, cash requirements and cash available for investment in the Sub-Advised Assets, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder. The Sub-Adviser is permitted to reasonably rely on any information provided by or on behalf of the Adviser as accurate and complete.

(b)

The Adviser has furnished the Sub-Adviser with a copy of the prospectus and statement of additional information of the Fund and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective, except as provided in Section 1(b). The Adviser agrees to furnish the Sub-Adviser with copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information that the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

4.   Custodian. The Sub-Advised Assets shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the custody agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). Unless otherwise instructed by the Adviser in writing, the Sub-Adviser shall not have the duty to oversee the Custodian or otherwise have authority to act for or represent the Trust or the Adviser in providing instructions to the Custodian except in connection with the services provided by the Sub-Adviser pursuant to Section 1 of this Agreement. The Sub-Adviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is taken solely in reliance upon instruction given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instruction under the custody agreement. Any assets added to the Fund shall be delivered directly to the Custodian.

5.   Use of Name. During the term of this Agreement, the Adviser shall have permission to use the Sub-Adviser’s name in the marketing of the Fund solely to identify it as the sub-adviser to the Fund and to describe the services hereunder, and agree to furnish the Sub-Adviser, for its prior approval (which approval shall not be unreasonably withheld) at its principal office all prospectuses, proxy statements and reports to shareholders as well as any marketing materials prepared for distribution to shareholders of the Fund or the public that refer to the Sub-Adviser in any way. If the Adviser does not receive a response from the Sub-Adviser with respect to such materials within fifteen business days of its submission for approval, such materials shall be deemed accepted by the Sub-Adviser. The Sub-Adviser agrees that the Adviser may request that the Sub-Adviser approve use of a certain type of marketing material, and that the Adviser need not provide for approval each additional piece of marketing material that is of substantially the same type.

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During the term of this Agreement, the Sub-Adviser shall not use the Adviser’s name or the Trust’s name without the prior consent of the Adviser other than to carry out its obligations under this Agreement.

6.   Expenses. During the Term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with the performance of its duties under paragraph 1 hereof other than the cost (including taxes, brokerage commissions and other transaction costs, if any) of the securities or other investment instruments purchased or sold for the Fund. The Sub-Adviser shall not be responsible for incurring any expenses related to the general maintenance or compliance obligations of the Fund.

7.   Compensation of the Sub-Adviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Sub-Adviser shall be paid the fees in the amounts and in the manner set forth in Appendix A hereto.

8.   Independent Contractor Status. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

9.   Liability and Indemnification.

(a)

Liability. The duties of the Sub-Adviser shall be confined to those expressly set forth herein with respect to the Sub-Advised Assets. The Sub-Adviser shall not be liable for any loss arising out of any portfolio investment or disposition hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. Under no circumstances shall the Sub-Adviser be liable for any (i) loss arising out of any act or omission taken by another sub-adviser, or any other third party, in respect of any portion of the Trust’s assets not managed by the Sub-Adviser pursuant to this Agreement), or (ii) consequential, incidental, or indirect damages or for lost profits, business or opportunities.

(b)	Indemnification.

(i)

The Sub-Adviser shall indemnify the Adviser, the Trust and the Fund (the “Adviser Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, which the Adviser, the Trust or the Fund and their respective affiliates and controlling persons may sustain as a result of the Sub-Adviser’s breach of this Agreement or its representations and warranties herein or as a result of the Sub-Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law; provided, however, that the Adviser

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Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of the Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of their duties hereunder.

(ii)

The Adviser shall indemnify the Sub-Adviser (the “Sub-Adviser Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, arising from, or in connection with, the Adviser’s breach of this Agreement or its representations and warranties herein or as a result of the Adviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of their duties hereunder or violation of applicable law; provided, however, that the Sub-Adviser Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of the Sub-Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder.

10.  Effective Date and Termination. This Agreement shall become effective as of the date of its execution, and:

(a)

unless otherwise terminated, this Agreement shall continue in effect until June 30, 2027, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust, the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval;

(b)	this Agreement may at any time be terminated to the Sub-Adviser either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund;

(c)	this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Management Agreement; and

(d)	this Agreement may be terminated by the Sub-Adviser on 60 days’ written notice to the Adviser and the Trust, or by the Adviser immediately upon notice to the Sub-Adviser.

Termination of this Agreement pursuant to this Section 10 shall be without the payment of any penalty.

11.  Amendment. This Agreement may be amended at any time by the written mutual consent of the Adviser and the Sub-Adviser, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Trustees of the Trust who are not

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interested persons of the Trust, the Adviser, or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

12.  Assignment. The Sub-Adviser may not assign this Agreement and this Agreement shall automatically terminate in the event of an “assignment,” as such term is defined in Section 2(a)(4) of the 1940 Act. The Sub-Adviser shall notify the Adviser in writing sufficiently in advance of any proposed change of “control,” as defined in Section 2(a)(9) of the 1940 Act, so as to enable the Trust and/or the Adviser to: (a) consider whether an assignment will occur, (b) consider whether to enter into a new Sub-Advisory Agreement with the Sub-Adviser, and (c) prepare, file, and deliver any disclosure document to the Fund’s shareholders as may be required by applicable law.

13.  Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Illinois and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (subject to paragraph 10 (c) hereof) and, to the extent provided in paragraph 9 hereof, each Sub-Adviser and Adviser Indemnified Person. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time.

14.  Regulation S-P. In accordance with Regulation S-P, if non-public personal information regarding any party’s customers or consumers is disclosed to the other party in connection with this Agreement, the other party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

15.  Confidentiality. Any information or recommendations supplied by either the Adviser or the Sub-Adviser, that are not otherwise in the public domain or previously known to the other party in connection with the performance of its obligations and duties hereunder, including without limitation portfolio holdings of the Trust, financial information or other information relating to a party to this Agreement, are to be regarded as confidential (“Confidential Information”) and held in the strictest confidence. Except as may be required by applicable law or rule as requested by regulatory authorities having jurisdiction over a party to this Agreement, Confidential Information may be used only by the party to which said information has been communicated and such other persons as that party believes are necessary to carry out the purposes of this Agreement, the Custodian, and such persons as the Adviser may designate in connection with the Sub-Advised Assets.

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16.  Client Information Security: The Adviser shall not share or have shared on its behalf Shareholder Information with the Sub-Advisor. Notwithstanding the foregoing, in the event the Sub-Adviser receives Shareholder Information, pursuant to the Gramm-Leach-Bliley Act, the Sub-Adviser agrees to implement reasonable measures that are designed to:

1) Ensure the security and confidentiality of any of the Fund’s shareholder personal information (“Shareholder Information”) in Sub-Adviser’s possession or control;

2)   Protect against any anticipated threat or hazards to the security or integrity of Shareholder Information;

3)   Protect against unauthorized access to or use of Shareholder Information that could result in substantial harm or inconvenience to any Fund shareholder; and

4)   Ensure the proper disposal of Shareholder Information.

The Sub-Adviser also agrees to notify Adviser as soon as possible of any security breach or acquisition of Shareholder Information by an unauthorized person.

17.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois.

NORTHERN TRUST INVESTMEN, INC.

By:
Name:	Nina Staley
Title:	Sr. Vice President

COHEN & STEERS CAPITAL MANAGEMENT, INC.

By:
Name: Matthew Darwin
Title: SVP, Associate General Counsel

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Appendix A

Sub-Advisory Fees

As full compensation for the services and expenses assumed by the Sub-Adviser pursuant to this Agreement, the Sub-Adviser shall be entitled to a fee paid by the Adviser and determined in accordance with the following provisions:

1. Sub-Adviser’s Fee. The Sub-Adviser’s fee shall be calculated quarterly and will be equal to (i) the product of (a) the average of the value of the Sub-Advised Assets on each “Valuation Date” during the applicable calendar quarter times (b) the “Aggregate Assets Fee Rate” divided by four. If the Sub-Adviser provides investment advisory services for less than a full calendar quarter, the fee will be pro-rated based on the actual number of days during the quarter that the Sub-Adviser provided services to the Fund divided by 90. The Sub-Adviser shall send the Adviser an invoice for the Sub-Adviser’s fee quarterly. The Adviser shall pay the Sub-Adviser’s fee quarterly in arrears and within 60 days after the end of the applicable calendar quarter.

2. Definitions.

(a) “Valuation Date” shall mean (i) each day in each month for the Sub-Advised Assets; and (ii) the close of business on the last day of each month for the “Other Accounts.”

(b) “Other Accounts” shall mean all of the accounts and funds, other than the

Sub-Advised Assets, managed by Northern Trust Investments, Inc. and/or its affiliates that the Sub-Adviser has been engaged directly by Northern Trust Investments, Inc. and/or its affiliates to sub-advise employing the same or a substantially similar investment strategy and guidelines for which the Sub-Adviser is being engaged pursuant to this Agreement.

(c) “Aggregate Assets Fee Rate” shall mean the quotient of fees calculated by applying “Aggregate Assets” to the “Aggregate Assets Fee Schedule” and dividing by the “Aggregate Assets.”

(d) “Aggregate Assets Fee Schedule” shall mean the following annual fee schedule:

[Material Redacted Pursuant to an Exemptive Order Issued by the U.S. Securities and Exchange Commission]

(e) “Aggregate Assets” shall mean the value of the Sub-Advised Assets and the Other Accounts on the Valuation Date during the applicable calendar quarter. The values for the Sub-Advised Assets and Other Accounts shall be as reported by the applicable custodian and fund administrator. The Adviser shall provide or

NTAC:3NS-20

NTAC:3NS-20

shall cause the fund administrator to provide the Sub-Advised Assets for each Valuation Date to the Sub-Adviser.

(f) “Sub-Advised Assets” shall mean the assets managed by the Sub-Adviser pursuant to this Agreement.

PHTRANS/ 484468.2

NTAC:3NS-20

NTAC:3NS-20